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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2) [X]
                         ------------------------------

                                 BANK ONE, N.A.
               (Exact name of trustee as specified in its charter)

A National Banking Association                           36-0899825
                                                         (I.R.S. Employer
                                                         Identification no.)

1 Bank One Plaza, Chicago, Illinois                      60670-0120
(Address of principal executive offices)                 (Zip Code)

                                 Bank One, N.A.
                        1 Bank One Plaza, Suite IL1-0120
                          Chicago, Illinois 60670-0120
                           Attn: Christopher C. Holly
                                 (312)732-1643
            (Name, address and telephone number of agent for service)
             ------------------------------------------------------

                         Columbus Southern Power Company
             (Exact name of Registrant as specified in its charter)

    Ohio                                                        31-4154203
   (State or other jurisdiction                              (IRS Employer
   of incorporation or organization)                     Identification No.)


1 Riverside Plaza                                                 43215
Columbus, OH 43215                                              (Zip Code)
(address of principal executive offices)


               $250,000,000 5.50% Senior Notes, Series C Due 2013
               $250,000,000 6.60% Senior Notes, Series D Due 2033
                       (Title of the Indenture securities)



Item 1.  General Information.

         Furnish the following information as to the trustee.

         (a) Name and address of each examining or supervising authority to which it is subject.

             Comptroller of Currency, Washington, D.C.;
             Federal Deposit Insurance Corporation,
             Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.


         (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.

Item 3.-15.

         Not Applicable

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

         Exhibit 1 - A copy of the articles of association of the trustee now in effect.*

         Exhibit 2 - A copy of the certificates of authority of the trustee to commence business.*

         Exhibit 3 - A copy of the authorization of the trustee to exercise corporate trust powers.*

         Exhibit 4 - A copy of the existing by-laws of the trustee.*

         Exhibit 5 - Not applicable.

         Exhibit 6 - The consent of the trustee required by Section 321(b)
                     of the Act.

         Exhibit 7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         Exhibit 8 - Not Applicable.

         Exhibit 9 - Not Applicable.

* Exhibits 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).



      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 1st day of July, 2003.


                          BANK ONE, N.A., Trustee


                          By:  __/s/ Christopher C. Holly_____
                                    Christopher C. Holly
                                    Vice President



                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                                  July 1, 2003



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Comcast MO of Delaware, Inc (formerly known as MediaOne of Delaware, Inc.) and Bank One, National Association, (formerly known as The First National Bank of Chicago), as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                Very truly yours,

                                Bank One, N.A.


                                By: /s/ Christopher C. Holly
                                  Christopher C. Holly
                                  Vice President



                                   EXHIBIT 7


Legal Title of Bank:  Bank One, N.A.                    Call Date:  12/31/02
Address:              1 Bank One Plaza        Cert #:  03618        Page RC-1
                      Chicago, IL 60670


Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for December 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                       Dollar
                                                                       Amounts
                                                                    in Thousands
-------------------------------------------------------------------------------
ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A):

                                                               RCON
                                                               ----
  a.Noninterest-bearing balances
    and currency and coin(1)  . . . . . . . . . . . . . . . .  0081   12,783,000
  b.Interest-bearing balances 2)  . . . . . . . . . . . . . .  0071    3,002,000

2. Securities:
  a. Held-to-maturity securities
    (from Schedule RC-B, column A). . . . . . . . . . . . . .  1754      -0-
  b. Available-for-sale securities
    (from Schedule RC-B, column D). . . . . . . . . . . . . .  1773   42,712,000

3. Federal funds sold and securities
   purchased under agreements to resell
  a. Federal funds sold in domestic offices . . . . . . . . .  B987    7,139,000
  b. Securities purchased
     under agreements to resell(3)  . . . . . . . . . . . . .  B989    1,015,000

4. Loans and lease financing receivables
  (from Schedule RC-C):
                                                               RCON
                                                               ----
  a. Loans and leases held for sale . . . . . . . . . . . . .  5369    1,587,000
  b. Loans and leases,
     net of unearned income . . . . . . . . . . . . . . . . .  B528  101,957,000
  c. LESS: Allowance for loan
     and lease losses . . . . . . . . . . . . . . . . . . . .  3123    2,551,000
  d. Loans and leases,
     net of unearned income
     and allowance (item 4.b minus 4.c). . . . . . . . . . . . B529   99,406,000

5. Trading Assets (from schedule RC-D) . . . . . . . . . . . . 3545    3,353,000

6. Premises and fixed assets
   (including capitalized leases)  . . . . . . . . . . . . . . 2145    1,006,000

7. Other real estate owned (from Schedule RC-M)  . . . . . . . 2150       33,000

8. Investments in unconsolidated subsidiaries
   and associated companies (from Schedule RC-M) . . . . . . . 2130      175,000

9. Customers' liability to this bank
   on acceptances outstanding  . . . . . . . . . . . . . . . . 2155      244,000

10.Intangible assets
  a. Goodwill  . . . . . . . . . . . . . . . . . . . . . . . . 3163      473,000
  b. Other intangible assets
     (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . 0426        2,000

11.Other assets (from Schedule RC-F) . . . . . . . . . . . . . 2160   10,989,000

12.Total assets (sum of items 1 through 11)  . . . . . . . . . 2170  183,869,000

____________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.


Legal Title of Bank:  Bank One, N.A.                    Call Date:  12/31/02
Address:              1 Bank One Plaza        Cert #:  03618        Page RC-2
                      Chicago, IL 60670

Schedule RC--Continued

                                                                        Dollar
                                                                       Amounts
                                                                    in Thousands
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LIABILITIES

13.Deposits:

                                                               RCON
                                                               ----
  a. In domestic offices
   (sum of totals of columns A and C
   from Schedule RC-E, part I) . . . . . . . . . . . . . . . . 2200   90,275,000
   (1) Noninterest-bearing(1)  . . . . . . . . . . . . . . . . 6631   33,176,000
   (2) Interest-bearing  . . . . . . . . . . . . . . . . . . . 6636   57,099,000
  b. Not applicable

14.Federal funds purchased and securities sold
   under agreements to repurchase:
                                                               RCFN
                                                               ----
  a. Federal Funds purchased in domestic offices(2) . . . . .  B993    5,324,000

                                                                   RCFD
                                                                   ----
b. Securities sold under agreements to repurchase(3)  . . . .  B995   13,027,000

15.Trading liabilities (from Schedule RC-D) . . . . . . . . .  3548    3,119,000

16.Other borrowed money
   (includes mortgage indebtedness
   and obligations under capitalized leases):
   (from Schedule RC-M):  . . . . . . . . . . . . . . . . . .  3190   19,954,000

17.Not Applicable.

18.Bank's liability on acceptances
   executed and outstanding . . . . . . . . . . . . . . . . .  2920      244,000

19.Subordinated notes and debentures(2) . . . . . . . . . . .  3200    3,979,000

20.Other liabilities
   (from Schedule RC-G) . . . . . . . . . . . . . . . . . . .  2930   10,109,000

21.Total liabilities
   (sum of items 13 through 20) . . . . . . . . . . . . . . .  2948  170,457,000

22.Minority interest in consolidated subsidiaries . . . . . .  3000       60,000

EQUITY CAPITAL

23.Perpetual preferred stock and related surplus  . . . . . .  3838      -0-

24.Common stock . . . . . . . . . . . . . . . . . . . . . . .  3230      201,000

25.Surplus
   (exclude all surplus related to preferred stock) . . . . .  3839    7,479,000

26.a. Retained earnings . . . . . . . . . . . . . . . . . . .  3632    5,545,000
   b. Accumulated other comprehensive Income(3) . . . . . . .  B530      127,000

27.Other equity capital components(4) . . . . . . . . . . . .  A130      -0-

28.Total equity capital
  (sum of items 23 through 27)  . . . . . . . . . . . . . . .  3210   13,352,000

29.Total liabilities,
   minority interest and equity capital
   (sum of items 21, 22, and 28)  . . . . . . . . . . . . . .  3300  183,869,000

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the
    statement below that best describes the most
    comprehensive level of auditing work performed
    for the bank by independent external auditors                      Number
    as of any date during 2001 . . . . . . . . . . . . .   RCFD 6724     N/A


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work
__________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Plan shares.